UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

Amendment No. 1 to
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported):  November 3, 2011

SWIFT ENERGY COMPANY
(Exact name of Registrant as specified in its charter)

Texas	1-8754	20-3940661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16825 Northchase Drive, Suite 400
Houston, Texas 77060
(Address of principal executive offices)

(281) 874-2700
(Registrant’s telephone number)

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:  This amendment is being filed to correct a typographical error contained in the press release dated November 3, 2011 filed as Exhibit 99 to the original Form 8-K filed on November 3, 2011.

Item 2.02.                      Results of Operations and Financial Condition

In the news release attached as Exhibit 99 to this Form 8-K as originally filed on November 3, 2011, Swift Energy Company (the “Company”) announced preliminary unaudited financial results for the third quarter and first nine months of 2011, provided updated quarterly and 2011 guidance and announced a conference call to discuss such results.  During the course of that conference call held on November 3, 2011, management of Swift Energy corrected an inadvertent transposition of two numbers in the press release comprising the low end of the currently anticipated range for fourth quarter 2011 crude oil production, which properly should have been a range of between 0.94 million and 0.96 million barrels of oil as opposed to the “0.49 – 0.96” million barrels reflected in the press release.

The Company will make the same correction to the version of the news release available on its website.  Swift Energy Company does not intend for this Item 2.02 to be incorporated by reference into its filings under the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 3, 2011

Swift Energy Company
By:	s/b Bruce H. Vincent
Bruce H. Vincent President